Exhibit 99.1


                            Techprecision Corporation
                                   Bella Drive
                        Westminster, Massachusetts 01473
                                 January , 2007

Techprecision LLC
900 Third Avenue, 13th floor
New York, New York 10017
Attention: Mr. Andrew A. Levy

      Re: Management Agreement Gentlemen:
          -------------------------------

      This letter will confirm that the management agreement (the "Management Agreement") dated February 25, 2006, by and between Techprecision Corporation (the "Company") and Techprecision LLC (the "LLC") is terminated on and as of December 31, 2006, and, neither party shall have any obligation to the other subsequent to December 31, 2006, except that (i) the obligations of the parties pursuant to Sections 6, 7, 8 and 9 and, to the extent related to such sections,
Section 10 of the Management Agreement shall continue in full force and effect as set forth in the Management Agreement, subject to the last sentence of this letter, (ii) the Company has made a payment of $16,666,67 on or about January 15, 2007, and (iii) the Company will make eight monthly payments in the amount of $9,166.67 to TechPrecision LLC on the 15th day of each month commencing February 15, 2007 and ending on September 15, 2007. For purposes of Section 7.1 of the Management Agreement, the restrictions shall continue until September 30, 2008.

      Please confirm your agreement with the foregoing.

                                        Very truly yours,

                                        TECHPRECISION CORPORATION
AGREED TO:
                                        By:/s/ Mary Desmond
                                           --------------------------------
TECHPRECISION LLC                              Mary Desmond, CFO

By: /s/ Andrew A. Levy
    -----------------------
    Andrew A. Levy, Manager

/s/ Andrew A. Levy
------------------
Andrew A. Levy

/s/ James G. Reindl
-------------------
James G. Reindl

/s/ Martin M. Daube
-------------------
Martin M. Daube